EXHIBIT 23

                                                   Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 33-11717 of Middlesex Water Company on Form S-3 of our report dated February 13, 1995 incorporated by reference in this Annual Report on Form 10-K of Middlesex Water Company and its subsidiaries for the year ended December 31, 1994

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 28, 1995

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